AMENDMENT NO. 4 TO
EMPLOYMENT AGREEMENT AND
AMENDMENT NO. 4 TO CHANGE OF CONTROL AGREEMENT

            This Amendment No. 4 to Employment Agreement and Amendment No. 4 to change of Control Agreement is made as of the 9th day of April, 2001, by and between Stewart Enterprises, Inc., a Louisiana corporation (the "Company"), and Brian J. Marlowe (the "Employee").

W I T N E S S E T H:

            WHEREAS, the Company has entered into an Employment Agreement with the Employee dated as of August 1, 1995, which has been previously amended three times (as amended, the "Employment Agreement");

            WHEREAS, the Company has entered into a Change of Control Agreement with the Employee dated as of December 5, 1995, which has been previously amended three times (as amended, the "Change of Control Agreement"); and

            WHEREAS, the Company and the Employee have agreed to a change in the Employee's salary, effective February 1, 2001 and a change in the bonus for which the Employee is eligible effective November 1, 2000, as set forth herein.

            NOW, THEREFORE, for and in consideration of the continued employment of Employee by the Company and the payment of wages, salary and other compensation to Employee by the Company, the parties hereto agree as follows, effective February 1, 2001:

            Section 1.    Except as expressly amended herein, all of the terms and provisions of the Employment Agreement and Change of Control Agreement shall remain in full force and effect.

            Section 2.    Article II, Section 1 of the Employment Agreement is hereby amended to read in its entirety as follows:

            Salary. Effective February 1, 2001, a salary ("Base Salary") at the rate of $400,000 per fiscal year of the Company ("Fiscal Year"), payable to the Employee at such intervals as other salaried employees of the Company are paid.

            Section 3.     Article II, Section 2 of the Employment Agreement is hereby amended to read in its entirety as follows:

            Bonus.     (a)     Effective November 1, 2000, the Employee shall be eligible to receive an annual incentive bonus of up to $400,000 per Fiscal Year. The bonus will be awarded based on factors to be established annually and set forth in an annual supplement to this Agreement.

                             (b)     The Bonus shall be paid in cash not later than 30 days following the filing of the Company's annual report on Form 10-K for the fiscal year in which the bonus has been earned.

            Section 4. Article I, Section 1.1 of the Change of Control Agreement is hereby amended to read in its entirety as follows:

            1.1    Employment Agreement.     After a Change of Control (defined below), this Agreement supersedes the Employment Agreement dated as of August 1, 1995 as amended by Amendment No. 1 dated as of October 31, 1998, as amended by Amendment No. 2 dated as of July 25, 2000, and as amended by Amendment No. 3 dated as of October 31, 2000, between Employee and the Company (as amended, the "Employment Agreement") except to the extent that certain provisions of the Employment Agreement are expressly incorporated by reference herein. After a Change of Control (defined below), the definitions in this Agreement supersede definitions in the Employment Agreement, but capitalized terms not defined in this Agreement have the meanings given to them in the Employment Agreement.

            Section 5. Article II, Section 2.2, paragraphs (a) and (b) of the Change of Control Agreement are hereby amended to read in their entirety as follows:

            (a)     Salary. A salary ("Base Salary") at the rate of $400,000 per year, payable to the Employee at such intervals no less frequent than the most frequent intervals in effect at any time during the 120-day period immediately preceding the Change of Control or, if more favorable to the Employee, the intervals in effect at any time after the Change of Control for other peer employees of the Company and its affiliated companies.

            (b)     Bonus. An annual incentive bonus (the "Bonus") of $400,000, to the extent not already received, shall be paid in cash (1) no later than November 30 of each year or (2) if the Employee elects to receive the Bonus in the calendar year following the year in which it was earned, between January 1 and January 15 of such following year.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and signed as of the date indicated above.

STEWART ENTERPRISES, INC.
By: /S/ JAMES W. MCFARLAND James W. McFarland Compensation Committee Chairman

EMPLOYEE:
/S/ BRIAN J. MARLOWE Brian J. Marlowe